As filed with the Securities and Exchange Commission on March 2, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ALLIANT TECHSYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

41-1672694
(I.R.S. Employer Identification Number)

5050 Lincoln Drive
Edina, Minnesota, 55436-1097
(952) 351-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Eric S. Rangen
Chief Financial Officer
5050 Lincoln Drive
Edina, Minnesota 55436
(952) 351-3000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Joerg H. Esdorn, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York  10166
(212) 351-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Registration Fee Price Amount of Registration Fee
Debt Securities
Common Stock (3)
Preferred Stock
Depositary Shares (4)
Guarantees of Debt Securities (5)
Total	(2)

(1)     Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)              An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)              Also includes associated rights to purchase shares of Series A Junior Participating Preferred Stock of Alliant Techsystems Inc.

(4)              Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

(5)              No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.

TABLE OF ADDITIONAL REGISTRANTS

The address of the principal executive offices of each of the additional registrants listed below, and the name and address of their agent for service, is the same as is set forth for Alliant Techsystems Inc. on the facing page of this registration statement.

Name	Jurisdiction of Incorporation	I.R.S. Employee Identification Number
ATK Commercial Ammunition Company Inc.	Delaware	41-2022465
ATK Commercial Ammunition Holdings Company Inc.	Delaware	20-4048077
ATK Missile Systems Company LLC	Delaware	48-1280912
ATK Ordnance and Ground Systems LLC	Delaware	41-1933906
ATK Space Systems Inc.	Delaware	33-0517898
ATK Tactical Systems Company LLC	Delaware	41-1933914
ATK Thiokol Inc.	Delaware	36-2678716
Alliant Ammunition Systems Company LLC	Delaware	41-1955360
Alliant Ammunition and Powder Company LLC	Delaware	41-1933912
Alliant Lake City Small Caliber Ammunition Company LLC	Delaware	41-1955357
Alliant Southern Composites Company LLC	Delaware	41-1933909
Ammunition Accessories Inc.	Delaware	63-1287464
Composite Optics, Incorporated	California	95-2998672
Federal Cartridge Company	Minnesota	41-0252320
GASL, Inc.	New York	11-3283008
Micro Craft Inc.	Tennessee	62-0601440
Mission Research Corporation	Delaware	95-2659854
New River Energetics, Inc.	Delaware	54-1776594

PROSPECTUS

ALLIANT TECHSYSTEMS INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares
Guarantees of Debt Securities

We may offer from time to time:

•       senior or subordinated debt securities;

•       shares of our common stock;

•       shares of our preferred stock;

•       depositary shares of preferred stock; and

•       guarantees of debt securities.

We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “ATK.”

The mailing address of our principal executive offices is 5050 Lincoln Drive, Edina, Minnesota, 55436-1097. Our telephone number is (952) 351-3000.

These securities have not been approved by the Securities and Exchange Commission or any State securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated March 2, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless we have indicated otherwise, references in this prospectus to “ATK,” “we,” “us” and “our” or similar terms are to Alliant Techsystems Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.atk.com. However, the information on our Internet site is not a part of this prospectus or the accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•       our Annual Report on Form 10-K for the year ended March 31, 2005 (filed May 24, 2005);

•       our Quarterly Reports on Form 10-Q for the quarterly periods ended July 3, 2005 (filed August 10, 2005), October 2, 2005 (filed November 7, 2005) and January 1, 2006 (filed February 3, 2006);

•       our Current Reports on Form 8-K filed May 6, May 11, June 2, as amended June 16, August 2, September 21, November 2, December 16 and December 22, 2005; and

•       our definitive Proxy Statement filed on June 22, 2005.

You may obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Steve P. Wold
Vice President of Investor Relations
Alliant Techsystems Inc.
5050 Lincoln Drive
Edina, Minnesota 55436
(952) 351-3056
E-mail: Steve_Wold@atk.com

You should rely only on the information incorporated by reference or provided in this prospectus and any supplement and any free writing prospectus provided, authorized or approved by us. We have not authorized anyone else to provide you with other information.

THE COMPANY

We are a supplier of aerospace and defense products to the U.S. Government, U.S. allies, and major prime contractors. We are also a supplier of ammunition to federal and local law enforcement agencies and commercial markets. We have five segments: Ammunition, ATK Thiokol, Precision Systems, Advanced Propulsion and Space Systems, and ATK Mission Research. Our segments are as follows:

Ammunition—The Ammunition segment supplies small-caliber military ammunition, medium-caliber ammunition, medium-caliber gun systems, ammunition and rocket propellants, energetic materials, commercial and military smokeless powder, law enforcement and sporting ammunition, and ammunition-related products.

ATK Thiokol—The ATK Thiokol segment is a solid propellant rocket motor manufacturer, providing motors for human access to space (Space Shuttle), land- and sea-based strategic missiles, commercial and government space launch vehicles, and missile defense interceptors. The segment also provides advanced ordnance products, demilitarization products and services, operations and technical support for space launches, energetic materials, materials and structures for high temperature and hypersonic environments, and engineering and technical services for the advancement of propulsion systems and energetic materials.

Precision Systems—The Precision Systems segment develops, demonstrates, and manufactures gun-launched guided and conventional large-caliber ammunition, tactical missile systems, tactical rocket motors and warheads, composite structures for aircraft and weapons systems, soldier weapon systems, air weapon systems, fuzes and proximity sensors, missile warning and radar jamming systems, electronic warfare support systems, barrier systems, and lithium and lithium-ION batteries for military and aerospace applications.

Advanced Propulsion and Space Systems—The Advanced Propulsion and Space Systems segment supplies highly engineered propulsion solutions for missile defense, space, strategic, tactical, and commercial applications, and advanced ordnance and control systems; high-performance structures for space launch vehicles, rocket motor casings, military and commercial aircraft; telescope, satellite and spacecraft, launch vehicles, satellite pressurant and liquid propellant tanks, optical benches, and antenna reflectors; and advanced hypervelocity and air-breathing propulsion systems for aerospace vehicles and weapon systems.

ATK Mission Research—The ATK Mission Research segment is a developer of advanced technologies that address emerging national security and homeland defense requirements in such areas as directed energy, electro-optical and infrared sensors, aircraft sensor integration, high-performance antennas and radomes, advanced signal processing, and specialized composites.

Our sales are predominantly derived from contracts with agencies of the U.S. Government and its prime contractors and subcontractors. The various U.S. Government customers, which include the U.S. Army, the National Aeronautics and Space Administration (NASA), the U.S. Air Force, and the U.S. Navy, while subject to the oversight and budgeting authority of Congress, and, in the case of the military departments, are subordinate to the Department of Defense, exercise considerable independence in making acquisition decisions and in the award of contracts. In fiscal 2005, $2,186 million of $2,801 million, or 78%, of our sales were to the U.S. Government or its prime contractors.

We conduct a significant portion of our business as described in this prospectus through our wholly-owned subsidiaries, ATK Commercial Ammunition Company Inc., ATK Commercial Ammunition Holdings Company Inc., ATK Missile Systems Company LLC, ATK Ordnance and Ground Systems LLC, ATK Space Systems Inc., ATK Tactical Systems Company LLC, ATK Thiokol Inc., Alliant Ammunition Systems Company LLC, Alliant Ammunition and Powder Company LLC, Alliant Lake City Small Caliber Ammunition Company LLC, Alliant Southern Composites Company LLC, Ammunition Accessories Inc., Mission Research Corporation, New River Energetics, Inc., each of which is a Delaware corporation, Composite Optics, Incorporated, a California corporation, Federal Cartridge Company, a Minnesota corporation, Micro Craft Inc., a Tennessee corporation, and GASL, Inc., a New York corporation. If so provided in the applicable prospectus supplement, these subsidiaries may act as guarantors of debt securities we issue. See “Description of the Guarantees” and “Description of the Debt Securities—Subsidiary Guarantees.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our historical ratio of earnings to fixed charges for each of the five most recent fiscal years and for the nine months ended January 1, 2006 and January 2, 2005. For the purposes of calculating the ratio of earnings to fixed charges, “earnings” represents income from continuing operations before income taxes, plus fixed charges. “Fixed charges” consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest. For further information with respect to the following table, please see Exhibit 12.1 to the registration statement of which this prospectus is a part.

	Nine Months Ended		Fiscal Year Ended March 31,
	January 1, 2006	January 2, 2005	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	4.24	3.86	4.01	4.24	3.32	2.12	3.81

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

We may offer and sell, at any time and from time to time:

•       senior or subordinated debt securities;

•       shares of our common stock;

•       shares of our preferred stock;

•       depositary shares of preferred stock;

•       guarantees of debt securities; or

•       any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC that will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

As used in this “Description of the Debt Securities,” the “Company” refers to Alliant Techsystems Inc. and does not, unless the context otherwise indicates, include our subsidiaries.

Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we offer will be either senior debt securities or subordinated debt securities (including any debt securities that are senior subordinated debt securities). We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.

The senior debt securities will be unsubordinated obligations of the Company. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.”  The subordinated debt securities will rank equally with each other and all other subordinated debt, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not be guaranteed by, and therefore will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any non-guarantor subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company’s claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the prospectus supplement, we may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for the series.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

   (1)  the title of the debt securities;

   (2)  any limit upon the aggregate principal amount of the debt securities;

   (3)  the price at which we will issue the debt securities;

   (4)  if other than 100% of the principal amount, the portion of their principal amount payable upon maturity of the debt securities;

   (5)  the date or dates on which the principal of the debt securities will be payable (or method of determination thereof);

   (6)  the rate or rates (or method of determination thereof) at which the debt securities will bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which any such interest will accrue and on which such interest will be payable, the record dates for the determination of the holders to whom interest is payable, and the dates on which any other amounts, if any, will be payable;

   (7)  if other than as set forth herein, the place or places where the principal of, premium and other amounts, if any, and interest, if any, on the debt securities will be payable;

   (8)  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

   (9)  our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which securities of the series shall be redeemed, purchased or repaid, in whole or in part;

(10)  the denominations in which the debt securities shall be issuable;

(11)  the form of such debt securities, including such legends as required by law or as we deem necessary or appropriate, and the form of temporary global security that may be issued;

(12)  whether the debt securities are convertible into other securities of the Company and, if so, the terms and conditions of such conversion;

(13)  whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

(14)  whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee;

(15)  the ranking of such debt securities as senior debt securities or subordinated debt securities;

(16)  if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium or other amounts, if any, and/or interest, if any);

(17)  if the debt securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;

(18)  the provisions relating to any guarantee of the debt securities, including the ranking thereof;

(19)  the ability, if any, to defer payments of principal, interest, or other amounts; and

(20)  any other specific terms or conditions of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.

“Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued only in fully registered form and, unless otherwise provided in the prospectus supplement relating to any debt securities, in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

The indentures require the annual filing by the Company with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

(1)         the indebtedness ranking senior to the debt securities being offered;

(2)         the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

(3)         the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

(4)         the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Subsidiary Guarantees

Our obligations to pay the principal of, premium, if any, and interest on any debt securities may be unconditionally guaranteed on a joint and several basis by any of the subsidiary guarantors as described in the applicable prospectus supplement.

The obligations of each subsidiary guarantor will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to that subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Covenants

We will set forth in the prospectus supplement any covenants applicable to any issue of debt securities, which may include covenants that restrict, among other things, our and our subsidiaries’ ability to:

(1)         pay dividends and make other distributions with respect to capital stock, purchase, redeem or retire capital stock, make certain payments, and make investments;

(2)         incur additional debt and issue preferred stock;

(3)         sell assets;

(4)         enter into transactions with affiliates;

(5)         incur liens;

(6)         engage in certain business activities; and

(7)         engage in mergers or consolidations.

Consolidation, Merger, Sale or Conveyance

Unless otherwise provided in the prospectus supplement relating to any debt securities, the Company may not consolidate with, merge with or into or sell, convey or lease all or substantially all of its assets to any person unless the Company is the surviving corporation or the successor person is a corporation organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and, after giving effect thereto, no material default shall have occurred.

Events of Default

Except as otherwise set forth in the prospectus supplement relating to any debt securities, an Event of Default with respect to the debt securities of any series is defined in the indentures as:

(1)         default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)         default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise; or

(3)         specified events of bankruptcy, insolvency or reorganization of the Company and, as specified in the relevant prospectus supplement, certain subsidiaries of the Company.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

The foregoing Events of Default will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default occurs and is continuing with respect to debt securities of a series and is known to the trustee, the trustee must mail to each holder of such debt securities notice of the default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer or written notice of it is received by the trustee. If an Event of Default relating to specified events of bankruptcy, insolvency or reorganization of the Company occurs, the principal and interest on all the debt securities of such series will become immediately due and payable without any declaration or other act on the part of the trustee or any holders of such series. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, including payments pursuant to the redemption provisions of such note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding such notice is in the interests of the holders of such series of debt securities. In addition, the Company will be required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the officers signing such certificate on behalf of the Company know of any default with respect to the debt securities of any series that occurred during the previous year. The Company will also be required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default with respect to the debt securities of any series, their status and what action the Company is taking or proposes to take in respect thereof.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indentures provide that, if an Event of Default (other than an Event of Default relating to certain events of bankruptcy , insolvency or reorganizations of the Company) with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding by notice to the Company may declare the principal amount of all debt securities of such series and accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

Subject to the provisions of the indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

Except to enforce the right to receive payment of principal, premium, if any, or interest with respect to any series of debt securities when due, no holder of any series may pursue any remedy with respect to the indenture or the notes of such series unless:

(1)         such holder has previously given the trustee notice that an Event of Default under such series of debt securities is continuing;

(2)         holders of at least 25% in principal amount of the outstanding notes of such series have requested the trustee in writing to pursue the remedy;

(3)         such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)         the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)         the holders of a majority in principal amount of the outstanding notes of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

Additional terms and conditions with respect to the rights of holders of the debt securities of a particular series and the rights and obligations of the trustee, in each case, in connection with a default or Event of Default, may be specified in the relevant prospectus supplement.

Satisfaction and Discharge of Indentures

Unless otherwise provided in the relevant prospectus supplement, any indenture will be discharged, and will cease to be of further effect, as to debt securities of any series issued thereunder when:

(1)         all outstanding debt securities of such series (other than the debt securities replaced or paid) have been canceled or delivered to the trustee for cancellation; or

(2)         all outstanding debt securities of such series have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption or will become due and payable within one year, and the Company irrevocably deposits with the trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the trustee (which opinion shall only be required to be delivered if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding debt securities of such series when due at maturity or upon redemption thereof, including interest thereon to maturity or such redemption date (other than debt securities replaced or paid); and, in either case the Company pays all other sums payable under the applicable indenture by it with respect to the debt securities of such series.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

Modification of the Indentures

The indentures contain provisions permitting the Company and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding certain provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series; provided that, unless otherwise provided in the relevant prospectus supplement, no such supplemental indenture may:

(1)         extend the final maturity date of any debt security of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption or repurchase thereof or change the time at which any debt security may be redeemed, or impair or affect the right of any holder of debt securities to receive payment of principal of, and interest on, such debt securities or to institute suit for the enforcement of any payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, in each case, without the consent of each affected holder of debt securities of such series;

(2)         reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of each affected holder of debt securities of such series; or

(3)         reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security, without the consent of each affected holder of debt securities of such series.

Additional amendments requiring the consent of each holder affected thereby may be added for the benefit of holders of certain series of debt securities and, if added, will be described in the prospectus supplement relating to such debt securities.

Additionally, in certain circumstances prescribed in the indenture governing the relevant series of debt securities, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance

Unless otherwise provided in the relevant prospectus supplement, the Company may at any time terminate all its obligations under the debt securities of any series and the relevant indenture with respect to such series (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of such debt securities.

In addition, unless otherwise provided in the relevant prospectus supplement, the Company may at any time terminate its obligations under certain covenants and the operation of certain Events of Default provisions (“covenant defeasance”) upon satisfaction of certain conditions described below.

In the event that the Company exercises its legal defeasance option or its covenant defeasance option, any subsidiary that guaranties debt securities of such series will be released from all of its obligations with respect to its guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

Unless otherwise provided in the prospectus supplement, in order to exercise either defeasance option with respect to debt securities of any series, the Company must irrevocably deposit in trust (the “defeasance trust”) with the trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium, if any, and interest on, the debt securities of such series to redemption or maturity, as the case may be, and must comply with specified other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and holders will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

Additional terms and conditions with respect to the Company’s legal defeasance and covenant defeasance options may be specified in the relevant prospectus supplement.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor Debt Depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may determine, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities. Beneficial interests in global securities will also be exchangeable for individual debt securities in certificated form in the event of a default or an Event of Default or upon prior written notice to the trustee by or on behalf of DTC or at the request of the owner of such beneficial interests, in accordance with the indenture. In any of the foregoing circumstances, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Direct Participants”). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the Commission.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn recorded on the Direct and Indirect Participants’ records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except as described above.

To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Principal and interest payments, if any, on the debt securities will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to Direct Participants is DTC’s responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

Trustee

The Bank of New York Trust Company, N.A. is to be the trustee under the indentures. The Company and its subsidiaries may maintain accounts and conduct other banking transactions with affiliates of the trustee. The Bank of New York, U.S. Bank National Association is a party to our senior credit facilities.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, as such, will have any liability for any obligations of the Company under the debt securities of any series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities of any series by accepting such debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of such securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 90,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share.  As of February 24, 2006, there were 36,124,523 shares of common stock and no shares of preferred stock outstanding.

The following descriptions are summaries of the material terms of our capital stock. You should refer to the applicable provisions of the Delaware General Corporation Law, our restated certificate of incorporation, our bylaws and the applicable prospectus supplement for additional information about our capital stock. See “Where You Can Find More Information.”

Common Stock

Subject to the restrictions described below, the holders of our common stock are entitled to receive dividends from funds legally available when, as and if declared by our board of directors, and are entitled upon our liquidation, dissolution or winding up to receive pro rata our net assets after satisfaction in full of the prior rights of our creditors and holders of any preferred stock.

Except as otherwise provided by law or stated below, the holders of common stock are entitled to one vote for each share held on all matters as to which stockholders are entitled to vote, voting jointly as a single class with the holders of shares of cumulative preference stock (without regard to series). The holders of common stock do not have cumulative voting rights. The holders of common stock do not have any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of stock or of securities convertible into our stock or any conversion rights with respect to any of our securities. Our common stock is not subject to redemption. All of our issued and outstanding common stock is fully paid and non-assessable.

Preferred Stock

Our restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including the following:

•       the designation of the series;

•       the rate and time of, and conditions and preferences with respect to, dividends, and whether the dividends will be cumulative;

•       the voting rights, if any, of shares of the series;

•       the price, timing and conditions regarding the redemption of shares of the series and whether a sinking fund should be established for the series;

•       the rights and preferences of shares of the series in the event of voluntary or involuntary dissolution, liquidation or winding up of our affairs;

•       and the right, if any, to convert or exchange shares of the series into or for stock or securities of any other series or class.

We have designated 200,000 shares of our authorized preferred stock as Series A junior participating preferred stock in connection with our stockholders rights agreement. See “—Stockholders Rights Agreement.’’

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock, or “depositary shares,” rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement. The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to all the rights and preferences of the preferred stock, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC. You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock. The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

We will pay all fees, charges and expenses of the depositary, including the initial deposit of preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

Limitations on Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, none of our directors will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duties. The provision effectively eliminates our rights and the rights of our stockholders to recover monetary damages against a director for breach of fiduciary duty as a director. This provision does not, however, exonerate directors from liability under federal securities laws or for (1) breach of a director’s duty of loyalty to us or to our stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (3) specified willful or negligent acts relating to the payment of dividends or the repurchase or redemption of securities or (4) any transaction from which a director has derived an improper personal benefit.

Purposes and Effects of Certain Provisions of Our Restated Certificate of Incorporation

General

Our restated certificate of incorporation contains provisions that could make more difficult the acquisition of control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. Set forth below is a description of such provisions. This description is intended as a summary only and is qualified in its entirety by reference to our restated certificate of incorporation, the form of which is included as an exhibit to our annual report on Form 10-K, which is incorporated by reference into this registration statement.

Preferred Stock

We believe that the availability of the preferred stock under our restated certificate of incorporation will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Our board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block a proposed transaction. Our board of directors will make any determination to issue shares based on its judgment as to our and our stockholders’ best interests. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Fair Price Provision

Article TENTH of our restated certificate of incorporation requires the approval of a majority of our outstanding shares of voting stock, excluding voting stock held by any “interested stockholder,” defined generally as the beneficial owner of more than 10% of our voting stock, in addition to any class vote required by law or otherwise, as a condition of specified business combinations, which are defined as transactions with or for the benefit of an interested stockholder, except in cases in which either specified price criteria and procedural standards are satisfied or the transaction is approved by a majority of our directors who are not affiliated with the interested stockholder and each of whom either was one of our directors prior to the time the interested stockholder became an interested stockholder or was recommended or elected by a majority of these directors. The price criteria under Article TENTH relate to the minimum value to be paid to the holders of our common stock and the procedural standards relate to:

•       the preservation of the dividend rate on our common stock;

•       limitations on an interested stockholder’s acquisition of additional shares of our capital stock and the receipt from us of loans, financial assistance or tax advantages;

•       disclosure to our stockholders in connection with a proposed business combination; and

•       limitations on major changes in our business or equity capital structure.

Stockholders Rights Agreement

On May 7, 2002, our board of directors adopted the Rights Agreement (referred to herein as the stockholders rights agreement), by and between us and LaSalle Bank National Association, as Rights

Agent, and declared a dividend of one Right for each outstanding share of common stock, payable to stockholders of record at the close of business on May 28, 2002. The stockholders rights agreement provides that under certain circumstances, each holder of a Right be entitled to receive one one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price per Right equal to $400 in cash. The Rights will initially trade together with our common stock and are not exercisable until the earlier of 10 days after a public announcement by us that a person or group has acquired 15% or more of our common stock or common stock equivalents or 10 business days (or a later date determined by our board of directors) after a person or group begins a tender or exchange offer that will result in such person or group acquiring 15% or more of our common stock. We are entitled to redeem the Rights at one cent per Right at any time until the later of (1) the date upon which we publicly announce that such 15% position has been acquired, or (2) 5:00 p.m., eastern time, on the tenth business day after the commencement of a tender offer or exchange by a person, whereupon the consummation thereof would result in a person or group obtaining a 15% position in our common stock. If we are involved in certain transactions after the Rights become exercisable, a holder of Rights, other than Rights beneficially owned by a stockholders who has acquired 15% or more of our common stock, which Rights become void, is entitled to buy a number of shares of the acquiring company’s common stock, or our common stock, as the case may be, having a market value of twice the exercise price of each Right. A potential dilutive effect may exist upon the exercise of the Rights. The Rights under the stockholders rights agreement expire on May 28, 2012, unless earlier redeemed or exchanged. Until a Right is exercised, the holder has no rights as a stockholder including, without limitation, the right to vote as a stockholder or to receive dividends. Shares of common stock issued prior to the expiration date of the rights upon conversion of our 2.75% convertible senior subordinated notes due 2024 and our 3.00% convertible senior subordinated notes due 2024 will be accompanied by rights.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time of the transaction in which the person or entity became an interested stockholder, unless:

•       prior to that time, either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;

•       upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding for this purpose shares owned by persons who are directors and also officers of the corporation and by specified employee benefit plans; or

•       at or after such time the business combination is approved by the board of directors of the corporation and by the affirmative vote, and not by written consent, of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For the purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or within the immediately preceding three years did own 15% or more of the corporation’s voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

DESCRIPTION OF THE GUARANTEES

The debt securities may be guaranteed by certain of our subsidiaries, if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several and full and unconditional obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•       Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•       Over-allotment involves sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.

•       Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If an underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•       Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

In connection with NASD guidelines, the maximum compensation to the underwriters in connection with the sale of securities pursuant to this prospectus and any accompanying prospectus supplement will not exceed 8% of the total offering price to the public of such securities as set forth on the cover page of each prospectus supplement. It is anticipated that such maximum compensation will be significantly less than 8%.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Gibson, Dunn & Crutcher LLP, New York, New York, will provide opinions regarding the authorization and validity of the securities. Keith D. Ross, Esq., our General Counsel, will provide an opinion regarding certain matters under Minnesota law and Bass, Berry & Sims PLC, Nashville, Tennessee, will provide an opinion regarding certain matters under Tennessee law. Any underwriters may also be represented by their own counsel and that counsel will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from ATK’s Annual Report on Form 10-K for the year ended March 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph referring to ATK’s change in method of accounting for goodwill and other intangible assets, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

Securities and Exchange Commission Registration Fee	$ *
Printing Fees and Expenses	100,000
Accounting Fees and Expenses	125,000
Legal Fees and Expenses	500,000
Miscellaneous	225,000
Total	$ *

*                     To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15.  Indemnification of Directors and Officers

Alliant Techsystems Inc.

Delaware General Corporation Law.   Section 145 of the Delaware General Corporation Law grants a corporation the power to indemnify its officers and directors, under certain circumstances and subject to certain conditions and limitations as stated therein, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by them as a result of threatened, pending or completed actions, suits or proceedings brought against them by reason of the fact that they are or were an officer or director of the corporation or served at the request of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Bylaws.   Article IX of Alliant Techsystems Inc.’s By-Laws provides, among other things, that the Alliant Techsystems Inc. shall, under certain circumstances and subject to certain conditions and limitations stated therein, indemnify any current or former director, officer, employee or agent thereof for expenses, including attorneys’ fees, judgments, fines and settlements, actually and reasonably incurred by such person for any action, suit or proceeding to which such person is made a party by reason of such person’s position with Alliant Techsystems Inc. or while acting as an agent on behalf of Alliant Techsystems Inc. if, in connection with such action, suit or proceeding, such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Alliant Techsystems Inc., and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such rights of indemnification are not deemed exclusive of any other right available to the individual under any bylaw, agreement, contract, stockholder vote, disinterested director vote or court order. Alliant Techsystems Inc. may also purchase and maintain directors’ and officers’ liability insurance and corporate reimbursement policies insuring directors and officers against losses arising from claims made arising out of the performance of their duties. In addition, Alliant Techsystems Inc. has entered into indemnification agreements with each of its directors and officers that, among other things, require it to indemnify them to the fullest extent permitted by law.

Alliant Ammunition and Powder Company LLC; Alliant Ammunition Systems Company LLC; Alliant Lake City Small Caliber Ammunition Company LLC; ATK Ordinance and Ground Systems LLC; Alliant Southern Composites Company LLC; ATK Tactical Systems Company LLC; ATK Missile Systems Company LLC

Delaware Limited Liability Company Act.   Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company to indemnify its members, managers or other persons, subject to certain standards and restrictions set forth in its Limited Liability Company Agreement, against all claims and demands whatsoever.

Limited Liability Company Agreement.   Each of the companies’ limited liability company agreements provides, among other things, that the company shall, under certain circumstances and subject to certain conditions and limitations stated therein, indemnify any current or former managers or officers holding the following positions: Chairman, President, Vice President, Secretary or Treasurer thereof for losses, claims, damages, liabilities, expenses, including legal fees and expenses, judgments, fines and settlements, incurred or suffered by such person for any claim, demand, action, suit or proceeding arising out of or in connection with the business or the operation of the company and by reason of such person’s status as a manager or officer of the company if, in connection with such claim, demand, action, suit or proceeding, (1) such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the company, and, with respect to any criminal proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful, (2) such person’s conduct did not constitute intentional misconduct or a material breach of the terms of the limited liability company agreement and (3) such person’s conduct did not involve a transaction from which they derived an improper personal benefit. Any indemnification under Article VIII, Section 8.1 of each limited liability company agreement shall be satisfied solely out of the assets of the company. Such rights of indemnification are in addition to any other rights available to the individual under any other agreement, pursuant to any vote of the company’s managers, as a matter of law or otherwise. Each company may also purchase and maintain insurance covering any potential liability of the managers or officers for any actions or omissions for which indemnification is permitted.

ATK Space Systems Inc.

Delaware General Corporation Law.   See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Certificate of Incorporation.   Article Seventh of the Certificate of Incorporation of ATK Space Systems Inc. provides, except in certain circumstances, that a director of ATK Space Systems Inc. shall not be personally liable to the company or the stockholders for monetary damages for breach of fiduciary duty as a director and that neither the repeal or modification of this Article Seventh shall adversely affect any right or protection of a director of the company existing at the time of such repeal or modification. The Certificate of Incorporation further provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the director of the company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Bylaws.   Article VIII of the Bylaws of ATK Space Systems Inc. provides that ATK Space Systems Inc. shall indemnify its officers and directors under such circumstances and to the extent permitted by the Minnesota Business Corporation Act as now enacted or hereafter amended. ATK Space Systems Inc.’s  board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification. Unless otherwise approved by the board of directors, ATK Space Systems Inc. shall not indemnify any of its employees who are not otherwise entitled to indemnification pursuant to the Bylaws.

New River Energetics, Inc.; Ammunition Accessories Inc.

Delaware General Corporation Law.   See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Bylaws.   Each of the companies’ Bylaws provides that the company shall indemnify its officers and directors under such circumstances and to the extent permitted by the Delaware General Corporation Law as now enacted or hereafter amended. Each company’s board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification.

Federal Cartridge Company

Minnesota Business Corporation Act.   Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person, under certain circumstances and subject to certain conditions and limitations as stated therein and set forth in the articles of incorporation or bylaws of such corporation, against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses (including attorneys’ fees and disbursements incurred by such person in connection with the proceeding) if, with respect to the acts or omissions of such person complained of in the proceeding, such person:

•       has not been indemnified therefor by another organization or employee benefit plan,

•       acted in good faith,

•       received no improper personal benefit and, in the case of a conflict of interest, any requirements relating to directors’ conflicts of interest as set forth under the Minnesota Statutes Section 302A.255, as applicable, have been satisfied,

•       in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and

•       reasonably believed that the conduct was in the best interests of the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation.

Bylaws.   Federal Cartridge Company’s Bylaws provides that the company shall indemnify its officers and directors under such circumstances and to the extent permitted by the Minnesota Business Corporation Act as now enacted or hereafter amended. The company’s board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification. Unless otherwise approved by the board of directors, the company shall not indemnify any of its employees who are not otherwise entitled to indemnification pursuant to the Bylaws.

ATK Commercial Ammunition Company Inc.

Delaware General Corporation Law.   See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Certificate of Incorporation.   Article 6 of the Certificate of Incorporation of ATK Commercial Ammunition Company eliminates the personal liability of the corporation’s directors to the fullest extent permitted by law and provides that the corporation is authorized to indemnify and advance expenses to its officers and directors to the fullest extent permitted by law and that neither the amendment, modification or repeal of this Article 6 nor the adoption of any inconsistent provision in a Certificate of Incorporation shall adversely affect the right or protection of an officer or director of the corporation regarding any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

Bylaws.   Article 6 of the Bylaws of ATK Commercial Ammunition Company provides that ATK Commercial Ammunition Company shall, to the fullest extent permitted by law, indemnify its former and current and former officers and directors made a party to or threatened to be made party to an action or proceeding by reason that the person served as an officer or director of ATK Commercial Ammunition Company or at the request of ATK Commercial Ammunition Company, against all expenses, including attorneys’ fees, judgments, fines and settlement amounts, actually and reasonably incurred in connection with the proceeding. The board of directors may authorize the purchase and maintenance of insurance and the execution of individual agreements for the purpose of such indemnification. This right to indemnification is not exclusive of any other indemnification right to which a person is entitled under an agreement, a stockholder vote, a disinterested director vote, an insurance policy or otherwise.

ATK Commercial Ammunition Holdings Company Inc.

Delaware General Corporation Law.   See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Bylaws.   Article 6 of the Bylaws of ATK Commercial Ammunition Holdings Company Inc. provides that ATK Commercial Ammunition Holdings Company Inc. shall, to the fullest extent permitted by law, indemnify its former and current and former officers and directors made a party to or threatened to be made party to an action or proceeding by reason that the person served as an officer or director of ATK Commercial Ammunition Holdings Company Inc. or at the request of ATK Commercial Ammunition Holdings Company Inc., against all expenses, including attorneys’ fees, judgments, fines and settlement amounts, actually and reasonably incurred in connection with the proceeding. The board of directors may authorize the purchase and maintenance of insurance and the execution of individual agreements for the purpose of such indemnification. This right to indemnification is not exclusive of any other indemnification right to which a person is entitled under an agreement, a stockholder vote, a disinterested director vote, an insurance policy or otherwise.

ATK Thiokol Inc.

Delaware General Corporation Law.   See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Certificate of Incorporation.   Article 5 of the Certificate of Incorporation provides, except in certain circumstances, that a director of the company shall not be personally liable to the company or the stockholders for monetary damages for breach of fiduciary duty as a director and that current and former officers and directors who were, are or are threatened to be made a party to any action by reason of having served as an officer or director or at the request of the company shall be indemnified to the fullest extent permitted under the Delaware General Corporation Law. The Certificate of Incorporation also provides that the right to indemnification granted therein is not exclusive of any other right granted by statute, another provision of the certificate of incorporation, bylaw, agreement stockholder vote, disinterested director vote or otherwise. The company may maintain insurance to protect itself and any director, officer, employee or agent against any liability or loss whether or not the company would have the power to indemnify such person under the Delaware General Corporation Law.

Bylaws.   The Bylaws provide that the company shall indemnify its officers and directors under such circumstances and to the extent permitted by the Delaware General Corporation Law as now enacted or hereafter amended. The company’s board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification.

Composite Optics, Incorporated

California General Corporation Law.   Section 317 of the California General Law permits a corporation, subject to certain limitations and except as otherwise provided in the company’s certificate of incorporation, bylaws, stockholder resolution or other agreement, to indemnify any person who was or is a director, officer, employee or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or who was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation (other than an action by or in right of the corporation), against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred by such person in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. To be indemnified, such person must have acted (1) in good faith and (2) in a manner that he or she reasonably believed to be in the best interests of the corporation; and, in the case of a criminal proceeding, such person must have acted without reasonable cause to believe that his or her conduct was unlawful.

In respect of any action by or in right of the corporation, a corporation may indemnify any person who was or is an agent of the corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of the action if he or she acted (1) in good faith and (2) in a manner he or she believed to be in the best interests of the corporation and its stockholders.

A corporation has the power to purchase and maintain liability insurance on behalf of any officer, director, employee or other agent of the corporation whether or not the corporation would have the power to indemnify that person against liability under Section 317 of the California General Corporation Law.

Certificate of Incorporation.   Article IV of the Certificate of Incorporation of Composite Optics, Incorporated provides that the directors’ liability for monetary damages shall be eliminated to the fullest extent permissible under California law and that the corporation is authorized to provide indemnification of agents, as such term is defined in Section 317 of the Corporation Code, through bylaw provisions, agreements with agents, a vote by the shareholders or by disinterested directors, or otherwise, to the fullest extent permissible under California law.

GASL, Inc.

New York Business Corporation Law.   Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made or threatened to be made a party to an action or proceeding other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’

fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

Certificate of Incorporation.   Article 6 of GASL, Inc.’s Certificate of Incorporation provides that no director of the corporation is personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except that the director’s liability is not limited if a judgment or final adjudication establishes that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law to which the director was not legally entitled or that the director’s acts violated Section 719 of the New York Business Corporation Law. Article 7 of GASL, Inc.’s Certificate of Incorporation allows the corporation to indemnify all directors and officers to the fullest extent permitted by the New York Business Corporation Law.

Bylaws.   Article VIII of the Bylaws of GASL provides that GASL shall indemnify its officers and directors under such circumstances and to the extent permitted by the New York Business Corporation Law as now enacted or hereafter amended. GASL’s board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification. Unless otherwise approved by the board of directors, GASL shall not indemnify any of its employees who are not otherwise entitled to indemnification pursuant to the Bylaws.

Micro Craft Inc.

Tennessee Business Corporation Act.   Under Section 48-18-502 of the Tennessee Business Corporation Act, a corporation may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the corporation’s best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to the corporation’s best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.

Bylaws.   Article VIII of the Bylaws of Micro Craft provides that Micro Craft shall indemnify its officers and directors under such circumstances and to the extent permitted by the Minnesota Business Corporation Act as now enacted or hereafter amended. Micro Craft’s board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification. Unless otherwise approved by the board of directors, Micro Craft shall not indemnify any of its employees who are not otherwise entitled to indemnification pursuant to the Bylaws.

Mission Research Corporation

Delaware General Corporation Law.   See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Certificate of Incorporation.   Article Seventh of Mission Research Corporation’s Certificate of Incorporation states that the personal liability of directors is eliminated to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended and supplemented.

Bylaws:   Article 6 of the Bylaws of Mission Research Corporation provides that Mission Research Corporation shall, to the fullest extent permitted by law, indemnify its current and former officers and directors made a party to or threatened to be made party to an action or proceeding by reason that such persons served as an officer or director of Mission Research Corporation or at the request of Mission Research Corporation, against all liability and loss suffered and expenses, including attorneys’ fees, reasonably incurred by such persons.  However, Mission Research Corporation is only required to indemnify any such persons in a proceeding brought by such persons if the board of directors of Mission Research Corporation authorized the proceeding. This right to indemnification is not exclusive of any other indemnification right to which a persons may have under Mission Research Corporation’s Certificate of Incorporation, Bylaws, by any agreement, pursuant to a vote of stockholders or disinterested directors or otherwise.

Item 16.  Exhibits

Exhibit Number	Description

Incorporation by Reference
(where a report or registration statement is
indicated below, that document has been
previously filed with the SEC and the
applicable exhibit is incorporated by
reference thereto)

1.1	Form of Debt Securities Underwriting Agreement	*
1.2	Form of Equity Securities Underwriting Agreement	*
4.1	Restated Certificate of Incorporation of the Registrant, effective July 20, 1990, including Certificate of Correction effective September 21, 1990	Exhibit 3.1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 10, 2001, File No. 333-67316 (the “Form S-4”)
4.2	Certificate of Amendment of Restated Certificate of Incorporation, effective August 8, 2001	Exhibit 3.3 to the Form S-4
4.3	Certificate of Amendment of Restated Certificate of Incorporation, effective August 7, 2002	Exhibit 3(i).4 to Form 10-Q for the quarter ended June 29, 2003
4.4	By-Laws, as amended through March 19, 2002	Exhibit 3(ii) to Form 8-K dated March 21, 2002
4.5	Form of Certificate for common stock, par value $.01 per share	Exhibit 4.1 to Form 10-K for fiscal year ended March 31, 2005

4.6	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant, effective September 28, 1990	Exhibit 3.2 to the Form S-4
4.7	Rights Agreement, dated as of May 7, 2002, by and between the Registrant and LaSalle Bank National Association, as rights agent	Exhibit 4.1 to the Registrant’s Form 8-A filed on May 14, 2002
4.8	Form of Senior Indenture	Filed herewith.
4.9	Form of Subordinated Indenture	Filed herewith.
4.11	Form of Deposit Agreement/Deposit Receipt	*
5.1	Opinion of Gibson, Dunn & Crutcher LLP	Filed herewith.
5.2	Opinion of Keith D. Ross, Esq.	Filed herewith.
5.3	Opinion of Bass, Berry & Sims PLC	Filed herewith.
12.1	Statement re computation of ratio of earnings to fixed charges	Filed herewith.
23.1	Consent of Deloitte & Touche LLP	Filed herewith.
23.2	Consent of Gibson, Dunn & Crutcher LLP	Included in Exhibit 5.1 filed herewith.
23.3	Consent of Keith D. Ross, Esq.	Included in Exhibit 5.2 filed herewith.
23.4	Consent of Bass, Berry & Sims Plc	Included in Exhibit 5.3 filed herewith.
24.1	Power of Attorney	Filed herewith.
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939	Filed herewith.

*                     To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

ALLIANT TECHSYSTEMS INC.
By:	/s/ Keith D. Ross
Keith D. Ross
	Title:	Senior Vice President General Counsel & Secretary

Name and Signature	Title	Date
*	Chairman, Chief Executive Officer	March 2, 2006
Daniel J. Murphy Jr.	and Director (Principal Executive Officer)
*	Executive Vice President and Chief	March 2, 2006
Eric S. Rangen	Financial Officer (Principal Financial and Accounting Officer)
*	Director	March 2, 2006
Frances D. Cook
*	Director	March 2, 2006
Gilbert F. Decker
*	Director	March 2, 2006
Ronald R. Fogleman
*	Director	March 2, 2006
David E. Jeremiah
*	Director	March 2, 2006
Cynthia L. Lesher
*	Director	March 2, 2006
Douglas L. Maine

	*	Director	March 2, 2006
Roman Martinez IV
	*	Director	March 2, 2006
Robert W. RisCassi
	*	Director	March 2, 2006
Michael T. Smith
	*	Director	March 2, 2006
William G. Van Dyke
*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

ATK COMMERCIAL AMMUNITION COMPANY INC.
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer and	March 2, 2006
	Mark W. DeYoung	President (Principal Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Director (Principal Financial and Accounting Officer)
	*	Director	March 2, 2006
Keith D. Ross
*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

ATK COMMERCIAL AMMUNITION HOLDINGS COMPANY INC.
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer (Principal	March 2, 2006
	Mark W. DeYoung	Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Director (Principal Financial and Accounting Officer)
	*	Director	March 2, 2006
Keith D. Ross
*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

ATK MISSILE SYSTEMS COMPANY LLC
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer (Principal	March 2, 2006
	Thomas R. Wilson	Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Manager (Principal Financial and Accounting Officer)
	*	Manager	March 2, 2006
Keith D. Ross
*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

ATK ORDNANCE AND GROUND SYSTEMS LLC
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer (Principal	March 2, 2006
	Thomas R. Wilson	Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Manager (Principal Financial and Accounting Officer)
	*	Manager	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

ATK SPACE SYSTEMS INC.
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer (Principal	March 2, 2006
	Blake E. Larson	Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Manager (Principal Financial and Accounting Officer)
	*	Manager	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

ATK TACTICAL SYSTEMS COMPANY LLC
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer (Principal	March 2, 2006
	Thomas R. Wilson	Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Manager (Principal Financial and Accounting Officer)
	*	Manager	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

ATK THIOKOL INC.
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer (Principal	March 2, 2006
	Ronald D. Dittemore	Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Director (Principal Financial and Accounting Officer)
	*	Director	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

ALLIANT AMMUNITION SYSTEMS COMPANY LLC
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer (Principal	March 2, 2006
	Mark W. DeYoung	Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Manager (Principal Financial and Accounting Officer)
	*	Manager	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

ALLIANT AMMUNITION AND POWDER COMPANY LLC
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer (Principal	March 2, 2006
	Mark W. DeYoung	Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Manager (Principal Financial and Accounting Officer)
	*	Manager	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

ALLIANT LAKE CITY SMALL CALIBER AMMUNITION COMPANY LLC
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer (Principal	March 2, 2006
	Mark W. DeYoung	Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Manager (Principal Financial and Accounting Officer)
	*	Manager	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

ALLIANT SOUTHERN COMPOSITES COMPANY LLC
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer (Principal	March 2, 2006
	Blake E. Larson	Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Manager (Principal Financial and Accounting Officer)
	*		March 2, 2006
	Keith D. Ross	Manager

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

AMMUNITION ACCESSORIES INC.
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	President and Chief Executive	March 2, 2006
	Mark W. DeYoung	Officer (Principal Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Director (Principal Financial and Accounting Officer)
	*	Director	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

COMPOSITE OPTICS, INCORPORATED
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer (Principal	March 2, 2006
	Blake E. Larson	Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Director (Principal Financial and Accounting Officer)
	*	Director	March 2, 2006
Keith D. Ross
	*	Director	March 2, 2006
John S. Picek

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

FEDERAL CARTRIDGE COMPANY
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chairman, Chief Executive Officer	March 2, 2006
	Mark W. DeYoung	and President (Principal Executive Officer)
	*	Chief Financial Officer and Director	March 2, 2006
	Eric S. Rangen	(Principal Financial and Accounting Officer)
	*	Director	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

GASL, INC.
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	President and Chief Executive	March 2, 2006
	Blake E. Larson	Officer (Principal Executive Officer)
	*	Chief Financial Officer and Director	March 2, 2006
	Eric S. Rangen	(Principal Financial and Accounting Officer)
	*	Director	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

MICRO CRAFT INC.
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	President and Chief Executive	March 2, 2006
	Blake E. Larson	Officer (Principal Executive Officer)
	*	Chief Financial Officer and Director	March 2, 2006
	Eric S. Rangen	(Principal Financial and Accounting Officer)
	*	Director	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

MISSION RESEARCH CORPORATION
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	President and Chief Executive	March 2, 2006
	John L. Shroyer	Officer (Principal Executive Officer)
	*	Chief Financial Officer and Director	March 2, 2006
	Eric S. Rangen	(Principal Financial and Accounting Officer)
	*	Director	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 2, 2006.

NEW RIVER ENERGETICS, INC.
By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Vice President & Secretary

	Name and Signature	Title	Date
	*	Chief Executive Officer (Principal	March 2, 2006
	Mark W. DeYoung	Executive Officer)
	*	Chairman, Chief Financial Officer	March 2, 2006
	Eric S. Rangen	and Director (PrincipalFinancial and Accounting Officer)
	*	Director	March 2, 2006
Keith D. Ross

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

EXHIBIT INDEX

Exhibit Number	Description
4.8	Form of Senior Indenture
4.9	Form of Subordinated Indenture
5.1	Opinion of Gibson, Dunn & Crutcher LLP
5.2	Opinion of Keith D. Ross, Esq.
5.3	Opinion of Bass, Berry & Sims Plc
12.1	Statement re computation of ratio of earnings to fixed charges
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Gibson, Dunn & Crutcher LLP (Included in Exhibit 5.1)
23.3	Consent of Keith D. Ross, Esq. (Included in Exhibit 5.2)
23.4	Consent of Bass, Berry & Sims PLC (Included in Exhibit 5.3)
24.1	Power of Attorney
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939